Exhibit 32

CERTIFICATION

In connection with Amendment No. 1 to the Annual Report on Form 10-K of AuraSound, Inc. (the “Company”) for the fiscal year ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harald Weisshaupt, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)) and 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2)   The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

Dated: October 18, 2011

/s/ Harald Weisshaupt
Harald Weisshaupt
Chief Executive Officer, President and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

This certification is furnished pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.